Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
For investor inquiries:	Robert C. Singer (410) 931-6108

For media inquiries:	Michele Cunningham (410) 931-6066

WILLIAMS SCOTSMAN TO BE ACQUIRED BY PARENT COMPANY OF ALGECO FOR $2.2
BILLION OR $28.25 PER SHARE IN CASH

Acquisition Will Create Global Leader in Rental Services and Modular Space Solutions

Baltimore, MD — JULY 19, 2007 — Williams Scotsman, Inc. (NASDAQ: WLSC), a leading provider of modular space solutions, announced today that it has agreed to be acquired by the parent company of Algeco, the European space rental company, in an all-cash transaction for $2.2 billion, which includes the refinancing of outstanding debt.

Under the terms of the transaction, Williams Scotsman shareholders will receive $28.25 per share in cash, which represents a premium of approximately 21% to Williams Scotsman’s closing price on Nasdaq on July 18, 2007.  It is expected that Gerry Holthaus, currently Chairman and Chief Executive Officer of Williams Scotsman, will remain Chief Executive Officer of Williams Scotsman and also become the Chairman and Chief Executive Officer of Ristretto, Algeco’s parent company, upon completion of the acquisition, responsible for all operations of the combined company. Bruno Roqueplo will remain Chief Executive Officer of Algeco, reporting to Gerry Holthaus.

The merger agreement was unanimously approved by Williams Scotsman’s Board of Directors, which is recommending that Williams Scotsman shareholders vote in favor of the transaction.  Additionally, Scotsman Partners, L.P., Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P., which collectively represent approximately 27% of the company’s outstanding shares, have entered into agreements to vote all of their shares in favor of the merger agreement with Ristretto and not to transfer any of their shares.  These voting agreements expire upon termination of the merger agreement.

Algeco, a privately held company, is the clear leader of the European space rental industry.  The business operates the largest fleet of rental accommodation and storage facilities in the world with a total of approximately 175,000 units including portable restrooms.

The transaction will establish the combined company as the leading global provider of modular space solutions and a top-five global player in the rental services market through the combination of Williams Scotsman’s North American modular solutions business and Algeco’s space rental businesses in Europe.  Upon completion of the acquisition, the combined company will operate in 16 countries, and employ over 4,600 employees.

“This transaction offers shareholders the ability to realize substantial value from their investments in Williams Scotsman and provides customers with greater access to market leading brands in North America and Europe from two well-respected companies that are committed to customer satisfaction,” said Gerry Holthaus, Chairman and Chief Executive Officer of Williams Scotsman.  “We are excited by the prospect of bringing these two leading companies together.  With very limited geographic overlap, the combination of these complementary businesses will allow both Algeco and Williams Scotsman employees to continue delivering best-in-class customer service, while providing them with opportunities for further career development in a global company that has exciting prospects for substantial additional growth.”

Mr. Holthaus continued, “Our North American customers will experience no change in our service or operations and will continue to do business with the same Williams Scotsman representatives.  Customers with international operations will now be able to take advantage of our significantly enhanced global presence.”

Bruno Roqueplo said, “We see many exciting opportunities for the combined company going forward.  Williams Scotsman’s management team, under Gerry Holthaus, has created the market leader in North America, and we recognize their proven track record for delivering quality customer service, compelling products and outstanding operational execution.  We look forward to leveraging the reputation of both companies for innovation and execution to take advantage of a growing and diversifying market for our services.”

Under the terms of the transaction, Williams Scotsman may solicit alternative proposals from third parties through August 17, 2007.  Williams Scotsman intends to solicit proposals during this period.  There can be no assurances that the solicitation of proposals will result in a superior transaction.  Williams Scotsman does not intend to publicly disclose developments with respect to this solicitation process unless and until its Board of Directors has made a decision with respect to any alternative proposals.

The transaction is expected to close in the fourth quarter of 2007, subject to approval by Williams Scotsman’s shareholders, customary closing conditions and regulatory approvals.  The transaction is not subject to a financing contingency.

It is expected that Williams Scotsman will continue to operate under the Williams Scotsman name in North America, and that its business there will remain unaffected by the combination. Williams Scotsman’s North American management team will remain in place. Williams Scotsman anticipates that there will be no job reductions at its North American operations as a result of the transaction. It is also expected that Williams Scotsman’s headquarters, located in Baltimore, MD, will become the global headquarters for Algeco.

Morgan Stanley and Citigroup acted as financial advisors to Algeco. Paul, Hastings, Janofsky & Walker LLP is serving as transaction counsel to Algeco.

CIBC World Markets and Banc of America Securities LLC acted as financial advisors to Williams Scotsman.  Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as transaction counsel to Williams Scotsman.

About Williams Scotsman

Williams Scotsman, through its subsidiaries, is a leading provider of mobile and modular space solutions for multiple industry sectors, including the Construction, Education, Commercial, Healthcare and Government markets. The company serves over 30,000 customers, operating a fleet of over 118,000 modular space and storage units that are leased through a network of over 100 locations throughout North America and Spain. Williams Scotsman provides delivery, installation, and other services, and sells new and used mobile office products. Williams Scotsman also manages large modular building projects from concept to completion. Williams Scotsman is a publicly traded company (NASDAQ: WLSC) headquartered in Baltimore, Maryland with operations in the United States, Canada, Mexico, and Spain. For additional information, visit the company’s web site at www.willscot.com, call (410) 931-6066, or email to michele.cunningham@willscot.com.

About Algeco

Algeco is the clear leader of the European space rental industry.  The business operates the largest fleet of rental accommodation and storage facilities in the world with a total of approximately 175,000 units including portable restrooms. Accommodation, storage, and welfare units are available to meet a comprehensive range of requirements and can be tailored to suit customer needs. The group serves customers in; Construction & Infrastructure, Industry, Services and Administration. Algeco operates in 13 countries; France, UK, Spain, Germany, Portugal, Italy, Belgium, Poland, Czech, Romania, Finland, Slovakia and Luxembourg.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Ristretto Group S.a.r.l. and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.’s stockholders to approve the transaction.  Additional factors that may affect future results are contained in Williams Scotsman International, Inc.’s filings with the Securities and Exchange Commission (“SEC”), including Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Williams Scotsman International, Inc. plans to file with the SEC a Proxy Statement.  Investors and security holders of Williams Scotsman International, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Williams Scotsman International, Inc., the proposed transaction and related matters.  The final Proxy Statement will be mailed to stockholders of Williams Scotsman International, Inc.  Investors and security holders of Williams Scotsman International, Inc. will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Williams Scotsman International, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from Williams Scotsman International, Inc. by directing a request to Williams Scotsman International, Inc., Investor Relations, 8211 Town Center Drive, Baltimore, Maryland 21236 or at Williams Scotsman International, Inc.’s Investor Relations page on its corporate website at www.willscot.com.

PARTICIPANTS IN SOLICITATION

Williams Scotsman International, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Williams Scotsman International, Inc.’s stockholders in respect of the proposed transaction.  Information regarding Williams Scotsman International, Inc.’s participants is available in Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, Williams Scotsman International, Inc.’s proxy statement, dated March 30, 2007, for its 2007 annual meeting of stockholders, which are filed with the SEC.  Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.

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